EXHIBITS TO ITEM 77Q


77Q1(d) Rule 18f-3 Plan dated September 14, 2004 adopted by Forum Funds for Auxier Focus Fund (Investor, A and C Shares) is incorporated by reference as filed as Exhibit (n)(3) in Post-Effective Amendment No. 151 via EDGAR on September 17, 2004 (accession number 0001275125-04-000313).

77Q1(e) Form of Management Agreement for Auxier Focus Fund between Auxier Asset Management LLC and Forum Funds is incorporated by reference as filed as Exhibit (d)(17) in Post-Effective Amendment No. 151 via EDGAR on September 17, 2004 (accession number 0001275125-04-000313).

77Q1(g) Agreement and Plan of Reorganization by and between Unified Series Trust and Forum Funds on behalf of Auxier Focus Fund is filed herewith as Exhibit 77Q1(g).